CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of all references to our firm included in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to the Giant 5 Funds’ Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.
Westlake, Ohio
August 28, 2008